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MAPINFO CORPORATION
EXHIBIT 11 STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

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
                                                                  Three Months                Six Months
                                                                 Ended March 31,            Ended March 31,
                                                              ---------------------     ---------------------
                                                                 1996       1995            1996       1995
                                                              ---------   ---------     ----------   --------
PRIMARY
   Average shares outstanding                                    5,664       5,535        5,657        5,509
   Net effect of dilutive stock options - based on the
    treasury stock method using average market price               145         310          174          302
                                                              ---------    --------     --------     --------
       Total                                                     5,809       5,845        5,831        5,811
                                                              =========    ========     ========     ========
   Net income                                                  $   150      $1,147       $  286       $2,021
                                                              =========    ========     ========     ========
   Earnings per share                                          $  0.03      $ 0.20       $ 0.05       $ 0.35
                                                              =========    ========     ========     ========

FULLY DILUTED
   Average shares outstanding                                    5,664       5,535        5,657        5,509
   Net effect of dilutive stock options - based on the
    treasury stock method using the year-end market
    price, if higher than the average market price                 145         335          174          344
                                                              ---------    --------     --------     --------
       Total                                                     5,809       5,870        5,831        5,853
                                                              =========    ========     ========     ========
   Net income                                                  $   150      $1,147       $  286       $2,021
                                                              =========    ========     ========     ========
   Earnings per share                                          $  0.03      $ 0.20       $ 0.05        $0.35
                                                              =========    ========     ========     ========
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